Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 31, 2019, Mesa Laboratories, Inc. (“Mesa” or the “Company”) completed the acquisition of Gyros Protein Technologies Holding AB (“GPT”) (the “Acquisition”). The following unaudited pro forma condensed combined financial information (the “pro formas”) is based on the historical consolidated financial statements of Mesa and the historical consolidated financial statements of GPT, and has been prepared to reflect the Acquisition.

The unaudited pro forma Condensed Combined Statements of Operations for the six months ended September 30, 2019 (the “FY 2020 pro forma statement of earnings”) and for the year ended March 31, 2019 (the “FY 2019 pro forma statement of earnings”) assume that the Acquisition was completed on April 1, 2018. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) as of September 30, 2019 is based on the assumption that the Acquisition occurred on that day.  Pro forma adjustments, which are discussed in the notes below, are reflected in the pro formas based on items which Mesa’s management believes to be reasonable, give effect to the transaction, and are factually supportable.

The pro formas are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of Mesa  that actually would have resulted had the Acquisition occurred at the dates indicated, nor project the results of operations or financial position of Mesa for any future date or period. No effect has been given in the pro forma financial statements for synergistic benefits that may be realized through the combination or costs that may be incurred in integrating operations. As a result, the actual amounts recorded in the consolidated financial statements of Mesa will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.

The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

•

Financial information for Mesa in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) has been extracted without adjustment from: (i) Mesa’s unaudited Condensed Consolidated Balance Sheets as of September 30, 2019 contained in Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 6, 2019, as amended;  (ii) Mesa’s audited Consolidated Statements of Operations for the fiscal year ended March 31, 2019 contained in Item 8. of Mesa’s 2019 Annual Report on Form 10-K filed with the SEC on June 3, 2019, as amended; and (iii) Mesa’s Condensed Consolidated Statements of Operations for the six months ended September 30, 2019 contained in Mesa's Quarterly Report on Form 10-Q filed with the SEC on November 6, 2019, as amended.

•

Financial information for GPT in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) has been extracted from the GPT audited consolidated statement of operations for the year ended December 31, 2018 contained in GPT’s audited 2018 consolidated financial statements, included in this Form 8-K/A. Such financial information has been translated into U.S. dollars using the methodology and the exchange rates noted below.

•

GPT financial information as of and for the six month period ended June 30, 2019 is from unaudited interim financial information derived from GPT’s underlying books and records maintained in accordance with IFRS as issued by the IASB.

•

GPT’s fiscal year 2018 represents the 12 months January 1, 2018 through December 31, 2018, whereas Mesa’s fiscal year 2019 represents the twelve months April 1, 2018 through March 31, 2019. Since the year end date of the acquiree is within 93 days of Mesa, the financial statements have been combined together without any recasting of periods.

•

Adjustments have been made to convert the GPT IFRS financial information to U.S. GAAP and to align those policies with Mesa’s U.S. GAAP accounting policies. The basis for these adjustments is explained in the notes to the information accompanying the tables.

Adjustments were also made to translate GPT’s financial statements from Swedish krona (“TSEK” or “SEK”) to U.S. dollars (“USD” or “$”) based on applicable historical exchange rates, which may differ from future exchange rates. These adjustments reflect Mesa’s best estimates based upon the information available to date and are preliminary and subject to change once more detailed information is obtained.

The pro forma adjustments are based upon the best available information and certain assumptions that Mesa believes to be reasonable. Further, these adjustments could materially change as the allocation of the purchase price for GPT has not been finalized. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ materially from the preliminary allocation reflected in the pro formas.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value.

The following pro forma financial statements should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Financial Information, the Consolidated Financial Statements of Mesa for the fiscal year ended March 31, 2019 and the notes relating thereto, the Condensed Consolidated Financial Statements of Mesa for the six months ended September 30, 2019 and the notes relating thereto, and the consolidated financial statements of GPT for the year ended December 31, 2018 and the notes relating thereto, included in this Form 8-K/A.

UNAUDITED PRO FORMA BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(IN THOUSANDS)

	Mesa	GPT IFRS		GPT IFRS	U.S. GAAP			Pro Forma		Mesa
	Historical	Historical (SEK)		Historical (USD)	Adjustments (3(a))		Note	Adjustments	Note	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$245,443	SEK	49,135	$5,222	$			$(180,689)	4(a)	$69,976
Accounts receivable, net	12,228		57,677	6,130						18,358
Inventories, net	6,848		36,801	3,911				13,275	4(b)	24,034
Prepaid income taxes	2,896		1,604	170						3,066
Prepaid expenses and other	3,313		17,882	1,900						5,213
Total current assets	270,728		163,099	17,333				(167,414)		120,647
Property, plant and equipment, net	21,731		6,834	726						22,457
Deferred taxes	219		-	--						219
Other assets	1,173		16,674	1,772						2,945
Intangibles, net	31,527		158,233	16,817		(997)	3(b)	57,029	4(c)	87,559
						(4,664)	3(c)	(12,153)	4(i)
Goodwill	67,087		-	--		4,876	3(c)	107,007	4(d)	174,094
								(4,876)	4(i)
Total assets	$392,465	SEK	344,840	$36,648		$(785)		$(20,407)		$407,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,339	SEK	8,292	$881	$			$		$3,220
Accrued salaries and payroll taxes	5,237		15,885	1,688						6,925
Current portion of long-term debt	--		57,334	6,093				(6,093)	4(f)	--
Unearned revenues	3,980		23,843	2,534						6,514
Current portion of contingent consideration	512		--	--						512
Other accrued expenses	4,673		53,714	5,709				794	4(e)	11,176
Total current liabilities	16,741		159,068	16,905				(5,299)		28,347
Deferred income taxes	8,400		32,795	3,485		(3,265)	3(d)	13,752	4(j)	22,372
Convertible senior notes, net of discounts and debt issuance costs	137,682		--	--						137,682
Other long-term liabilities	485		10,905	1,159						1,644
Total liabilities	163,308		202,768	21,549		(3,265)		8,453		190,045
Stockholders’ equity:
Common stock	152,021		327,852	34,843				(34,843)	4(h)	153,007
								986	4(g)
Retained earnings	79,641		(209,389)	(22,253)		(997)	3(b)	23,038	4(h)	67,374
						212	3(c)	(986)	4(g)
								(794)	4(e)
						3,265	3(d)	(13,752)	4(j)
Accumulated other comprehensive (loss)	(2,505)		23,609	2,509				(2,509)	4(h)	(2,505)
Total stockholders’ equity	229,157		142,072	15,099		2,480		(28,860)		217,876
Total liabilities and stockholders’ equity	$392,465	SEK	344,840	$36,648		$(785)		$(20,407)		$407,921

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Mesa	GPT IFRS	GPT IFRS	U.S. GAAP		Pro Forma		Mesa
	Historical	Historical (SEK)	Historical (USD)	Adjustments (3(a))	Note	Adjustments	Note	Pro Forma

Revenues	$103,135	SEK 275,563	$31,708					134,843
Cost of revenues	42,219	96,887	11,148					53,367
Gross profit	60,916	178,676	20,560					81,476
Operating expenses:
Selling	8,260	98,307	11,312			276	4(g)	19,848
General and administrative	31,295	21,876	2,517			416	4(g)	34,228
Research and development	3,506	48,196	5,546	(863)	3(b)			8,189
Impairment loss on goodwill and long-lived assets	4,774	177,851	20,464	212	3(c)			25,450
Legal settlement	3,300	--	--					3,300
Total operating expenses	51,135	346,230	39,839	(651)		692		91,015
Operating income (loss)	9,781	(167,554)	(19,279)	651		(692)		(9,539)
Other expense (income), net	1,158	1,478	170			(160)	4(f)	1,168
Earnings (loss) before income taxes	8,623	(169,032)	(19,449)	651		(532)		(10,707)
Income tax expense (benefit)	1,139	(7,607)	(875)	176	3(d)	917	4(j)	1,357
Net income (loss)	$7,484	SEK (161,425)	$(18,574)	475		$(1,449)		(12,064)

Earnings (loss) per share:
Basic	$1.95							$(3.14)
Diluted	$1.86						4(k)	(3.14)

Weighted-average common shares outstanding:
Basic	3,839							3,839
Diluted	4,033						4(k)	3,839

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA INCOME STATEMENT

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Mesa	GPT IFRS	GPT IFRS	U.S. GAAP		Pro Forma		Mesa
	Historical	Historical (SEK)	Historical (USD)	Adjustments (3(a))	Note	Adjustments	Note	Pro Forma

Revenues	$51,824	SEK 149,639	$16,073					$67,897
Cost of revenues	20,209	50,158	5,387					25,596
Gross profit	31,615	99,481	10,686	--		--		42,301
Operating expenses:
Selling	4,482	49,644	5,332			138	4(g)	9,952
General and administrative	15,223	49,091	5,273			(98)	4(e)	20,554
						156	4(g)
Research and development	1,934	30,346	3,259	(403)	3(b)			4,718
				(72)	3(c)
Legal settlement	--	--	--					--
Total operating expenses	21,639	129,081	13,864	(475)		196		35,224
Operating income (loss)	9,976	(29,600)	(3,178)	475		(196)		7,077
Other expense (income), net	952	1,440	155			(83)	4(f)	1,024
Earnings (loss) before income taxes	9,024	(31,040)	(3,333)	475		(113)		6,053
Income tax expense (benefit)	1,365	(2,918)	(313)	128	3(d)	458	4(j)	1,638
Net income (loss)	$7,659	SEK (28,122)	$(3,020)	347		(571)		$4,415

Earnings per share:
Basic	$1.90							$1.10
Diluted	1.82							1.05

Weighted-average common shares outstanding:
Basic	4,029							4,029
Diluted	4,205							4,205

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1. Basis of Presentation

On October 31, 2019, Mesa completed the acquisition of all of the outstanding equity securities of Gyros Protein Technologies Holding AB (“GPT”) for a cash purchase price of $180.689 million (the “Acquisition”).

The unaudited pro forma financial information has been compiled from historical financial statements of Mesa and GPT, prepared in accordance with U.S. GAAP and IFRS, respectively, and reflects the Acquisition. The pro formas are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of Mesa that actually would have resulted had the Acquisition occurred on the dates indicated or project the results of operations or financial position of Mesa for any future dates or periods. The fiscal year 2019 and fiscal year 2020 pro forma statements of earnings assume the Acquisition was completed on April 1, 2018. The pro forma balance sheet as of September 30, 2019 is based on the assumption that the Acquisition occurred on that day.

Pro forma adjustments reflected in the pro forma balance sheet are based on items that are factually supportable and directly attributable to the Acquisition. Pro forma adjustments reflected in the pro forma statements of earnings are based on items that are factually supportable, which are directly attributable to the Acquisition, and which are expected to have a continuing impact on Mesa’s results of operations and/or financial position. Any nonrecurring items directly attributable to the Acquisition are included in the pro forma balance sheet but not in the pro forma statements of earnings. In contrast, any nonrecurring items that were already included in Mesa’s or GPT’s historical consolidated financial statements that are not directly related to the Acquisition have not been eliminated. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition including potential synergies that may be generated in future periods.

Unless otherwise indicated, information in this report is presented in U.S. dollars (“USD” or “$”).

GPT’s historical consolidated financial statements (“GPT’s financial statements”) were prepared in accordance with IFRS as approved by the IASB, which differs in certain respects from U.S. GAAP. Adjustments were made to GPT’s financial statements to convert them from IFRS to U.S. GAAP and to Mesa’s existing accounting presentation after evaluating potential areas of differences. In addition, reclassifications have been made to align GPT’s financial statement presentation to Mesa’s financial statement presentation, see Note 3.

Mesa  follows a fiscal reporting calendar from April 1 through March 31 of each calendar year. Mesa’s fiscal year 2019 results refer to the year ended March 31, 2019 and Mesa’s fiscal first half of fiscal year 2020 results refer to the six months ended September 30, 2019. GPT follows a calendar year reporting calendar. GPT’s fiscal year 2018 results refer to the 12 months ended December 31, 2018 and GPT’s fiscal first half of 2019 results refers to the six months ended June 30, 2019. The unaudited pro forma financial information should be read in conjunction with the underlying financial information from which it was extracted: (a) the audited consolidated financial statements of Mesa as of and for the year ended March 31, 2019 and the Quarterly Report on Form 10-Q as of the six months ended September 30, 2019, prepared in accordance with U.S. GAAP; and (b) the audited consolidated financial statements of GPT as of and for the year ended December 31, 2018, and the unaudited consolidated financial statements as of and for the period ended June 30, 2019, prepared in accordance with IFRS per the IASB.

The historical financial information of Mesa  has been derived from the audited consolidated financial statements of Mesa  contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on June 3, 2019, as amended; and the Quarterly Report on Form 10-Q filed with the SEC on November 6, 2019, as amended. The historical annual financial information for GPT has been derived from the audited consolidated financial statements of GPT for the year ended December 31, 2018 contained in this Form 8-K/A and 2019 unaudited interim financial information. GPT financial information for January 1, 2019 through June 30, 2019 is from unaudited interim financial information derived from GPT's underlying books and records. The Acquisition has been treated as an acquisition, with Mesa as the acquirer and GPT as the acquiree. The FY 2020 Pro Forma Statement of Earnings and the FY 2019 Pro Forma Statement of Earnings assume that the Acquisition was completed on April 1, 2018. The pro forma balance sheet as of September 30, 2019 is based on the assumption that the Acquisition occurred on that day.

Mesa has used the following historical exchange rates to translate GPT’s financial statements and calculate certain adjustments to the pro forma financial statements from Swedish krona to U.S. dollars:

Average daily closing exchange rate for the six months ended June 30, 2019	U.S. $0.12 / Kr1
Average daily closing exchange rate for the year ended December 31, 2018	U.S. $0.11 / Kr1
Closing exchange rate as of June 30, 2019	U.S. $0.11 / Kr1

These exchange rates may differ from future exchange rates which would have an impact on the pro forma financial information and would also impact purchase accounting.

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by Mesa. These accounting policies differ in certain respects from the historical GPT accounting policies. Adjustments presented reflect Mesa’s best estimates based upon the information currently available to Mesa, and could be subject to change once more detailed information is obtained.

Note 2. Estimated consideration and preliminary purchase price allocation

Mesa accounted for the Acquisition as the purchase of a business under U.S. GAAP. Under the acquisition method of accounting, the assets of GPT will be recorded as of the acquisition date, at their respective fair values, and consolidated with those of Mesa. The fair value of the net tangible assets acquired is estimated to be approximately $39,753, the fair value of the intangible assets acquired is estimated to be approximately $57,029, and the residual goodwill is estimated to be approximately $107,007. The estimated consideration and preliminary purchase price information has been prepared using a preliminary valuation. The final purchase price allocation will be completed when all information is available, but definitely within one year of the closing of the transaction. The preparation of the valuation required the use of significant assumptions and estimates. Critical estimates included, but were not limited to, future expected cash flows, including projected revenues and expenses, and the applicable discount rates. These estimates were based on assumptions that Mesa believes to be reasonable. However, actual results may differ from these estimates. Cash consideration paid to the seller in the transaction was $180,689.

Acquisition related costs are not included as a component of consideration transferred, but are expensed in the periods in which the costs are incurred.

Mesa has performed a preliminary valuation analysis of the fair market value of GPT’s assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, Mesa has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of October 31, 2019 (amounts in thousands):

Fair Value at October 31, 2019
Cash and cash equivalents	$4,767
Accounts receivable, net	13,717
Inventories, net	17,839
Prepaid expenses and other	1,746
Property, plant and equipment, net	661
Other assets	1,023
Customer Relationships	46,832
Trade Name	2,321
Non-Compete Agreements	156
Acquired Technology	7,720
Goodwill	107,007
Total Assets acquired	$203,789

Accounts payable	613
Other accrued expenses	15,832
Other S/T Liabilities	613
Unearned revenues	2,141
Other long term liabilities	405
Deferred taxes	3,496
Total liabilities assumed	$23,100

Total closing amount, net of cash acquired	$175,922

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement and is subject to adjustment as purchase accounting is finalized. The final purchase price allocation will be determined when Mesa has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include, but not be limited to: (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, technology and customer relationships as well as goodwill (3) changes to inventory and (4) other changes to assets and liabilities.

Note 3. U.S. GAAP Adjustments

Adjustments made to align GPT’s IFRS financial information with Mesa’s U.S. GAAP accounting policies are as follows:

(a)  The classification of certain items presented by GPT under IFRS has been modified in order to align with the presentation used by Mesa under U.S. GAAP. A summary of these changes is as follows:

Presentation in GPT's IFRS Financial Statements	Amount at June 30, 2019 (SEK, 000's)	Presentation in Unaudited Pro Forma Condensed Combined Balance Sheet
Current Assets
Trade receivables	57,677	Accounts receivable, net
Tax assets	1,604	Prepaid income taxes
Other current receivables	5,925	Prepaid expenses and other

Current Liabilities
Provision for product warranties	968	Other accrued expenses
Trade payables	8,292	Accounts payable
Other current liabilities	7,132	Other accrued expenses
Other current liabilities	57,334	Current portion of long term debt
Other current liabilities	5,769	Other accrued expenses
Accrued expenses and deferred income	15,885	Accrued salaries and payroll taxes
Accrued expenses and deferred income	9,471	Other accrued expenses
Accrued expenses and deferred income	23,843	Unearned revenues
Accrued expenses and deferred income	30,374	Other accrued expenses

Presentation in GPT's IFRS Statement of Operations	GPT Six months ended June 30, 2019 (SEK, 000's)	GPT Year ended December 31, 2018 (SEK, 000's)	Presentation in Unaudited Pro Forma Condensed Combined Statement of Operations
Other operating income and (expenses)	(923)	(2,433)	Other expense (income), net
Financial Income	(1)	(30)	Other expense (income), net
Financial Expenses	2,364	3,941	Other expense (income), net

(b) Development costs may be capitalized as an intangible asset under IFRS if a company has the intention and technical and financial resources to complete the product for use or sale. GPT capitalized development costs for two projects prior to April 1, 2018. The adjustment presented eliminates the net asset from the pro forma balance sheet and the related amortization expense from the statement of operations on both the 2020 pro forma statement of earnings and the FY 2019 pro forma statement of earnings.

(c) The assets of one of GPT's reporting units, Protein Technologies, Inc., were determined to not be recoverable during the year ended December 31, 2018, and were written down to fair value. IFRS requires that an impairment loss is measured at the cash generating unit (“CGU”) level, and stipulates that if the recoverable amount of an individual asset is not determinable, an impairment loss first reduces the carrying amount of goodwill associated with the CGU and then the other assets of the unit are written down on a pro rata basis using the relative carrying amount of the assets. The calculation of impairment under US GAAP requires the carrying amount of assets and liabilities that are included in the asset group to be adjusted in accordance with other GAAP prior to testing the asset group for recoverability. Goodwill is tested for impairment only after the carrying amounts of the other assets of the reporting unit, including the long-lived assets covered by accounting standards codification 360, have been tested for impairment under other applicable accounting guidance.

(d) Represents the tax impact of the IFRS adjustments noted. A blended rate of 27% was applied to the adjustments.

Note 4. Pro Forma Adjustments

This note should be read in conjunction with Notes 1 and 2. Adjustments included in the pro forma adjustments column of the pro forma condensed combined consolidated statement of operations and the pro forma condensed combined consolidated balance sheet include the following, as indicated in the “Notes” column thereto (thousands):

(a)	An adjustment to cash of $180,689 for the cash consideration paid to the seller in the transaction.

(b)

Inventory adjustment represents the estimated step-up of GPT’s inventory by $13,275 from the carrying value. The fair value calculation is preliminary and subject to change. After the closing of the Acquisition, the step-up in inventory fair value of  $13,275 will increase cost of sales as the inventory is sold, which is expected to occur within one year. This increase to cost of sales is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

(c)

Reflects the adjustment of intangible assets to be acquired by Mesa to their estimated fair values of $57,029, with a continuing quarterly amortization impact of $1,429 and an annual amortization impact of $5,718. Customer relationships, trade names, and acquired technology are expected to be amortized over 10 years and non-compete agreements are currently expected to be amortized over five years. As part of the valuation analysis, Mesa identified intangible assets, including developed technology, customer relationships, trade names, and a non-compete. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all the expected future cash flows associated with the identified intangible assets.

(d)	Reflects adjustment to record goodwill associated with the Acquisition.

(e)

To adjust for estimated transaction costs in connection with the Acquisition. Transaction costs incurred through September 30, 2019 totaling approximately $98 have been reflected as an adjustment to the statement of income for the six months ended September 30, 2019.  $794 of estimated transaction costs yet to be incurred in the historical financial statements as of September 30, 2019 are reflected in the consolidated balance sheet as an adjustment to accrued liabilities and accumulated deficit; these items have not been reflected in the income statement as they do not have a continuing impact.

(f)	As the external debt previously held by GPT was repaid as part of the Acquisition, Mesa removed the related historical interest expense in the amounts of $160 and $83 for the year ended March 31, 2019 and the six months ended September 30, 2019, respectively. Additionally, removed the debt balance amounting to $6,093 from current portion of long term debt on the balance sheet.

(g)

This pro forma adjustment represents a stock-based compensation expense increase of $138 to selling and $156 to general and administrative costs for the six months ended September 30, 2019, and $276 to selling and $416 to general and administrative costs for the year ended March 31, 2019, related to time and performance based performance stock units issued to seven key GPT employees as part of the Acquisition. The fair value of the awards was $240.35, and the expense will be recognized over post-combination service periods ranging from 16 months to four years assuming the service and performance conditions are achieved.

(h)	Represents the elimination of the historical equity of GPT of $14,314.

(i)	To eliminate the historical GPT unamortized intangibles and goodwill.

(j)

Represents the tax effect of pro forma adjustments made as a result of the Acquisition, based on an estimated tax rate of 24.5%. The resulting tax liability of $13,752 million is an increase to deferred tax liability and retained earnings. For the six months ended September 30, 2019, and for the year ended March 31, 2019, this adjustment represents a tax benefit of $458 and $917, respectively.

(k)

Since the pro forma adjustments result in a net loss for Mesa Pro Forma, weighted average diluted shares outstanding are equal to weighted average shares outstanding. Additionally, diluted loss per share is equal to basic loss per share.